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                                                                     EXHIBIT 4.1


                            THE TRIZETTO GROUP, INC.

                             RIMS STOCK OPTION PLAN



        1. PURPOSE. In connection with The TriZetto Group, Inc.'s acquisition of Resource Information Management Systems, Inc. ("RIMS") on November 30, 2000, TriZetto is adopting this non-statutory Stock Option Plan based on RIMS existing stock option plan. This RIMS Stock Option Plan is intended to advance and promote the interests of RIMS by providing an incentive to key employees and RIMS' directors, consultants and advisers who conspicuously contribute to the management, growth and protection of RIMS to continue their employment or to continue to provide services through the use of stock options, thus providing said employees and directors a means to participate in the further success and growth of RIMS. The capitalized terms herein shall have the definitions set forth in Paragraph 19.

        2. STOCK SUBJECT TO PLAN. TriZetto shall reserve for issuance upon the exercise of options to be granted from time to time under the Plan, 300,105 shares of TriZetto's Common Stock. The aggregate number of shares to be issued upon exercise of all Options under the Plan shall not exceed 300,105. If any Option shall expire for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for purposes of the Plan.

        3. EFFECTIVE DATE. The Plan shall become effective November 30, 2000.

        4. OPTION PERIOD. Unless previously terminated by the stockholders or as provided in Paragraph 18, the Plan shall terminate at the close of business on January 1, 2009, and no Options shall be granted under it thereafter. Such termination shall not affect any Option previously granted.

        5. COMPANY'S RIGHT TO TERMINATE OPTIONS IN CERTAIN CIRCUMSTANCES. Upon a Business Combination by TriZetto with any corporation or other entity, TriZetto may provide written notice to Optionee that Options shall terminate on a date not less than 14 days after the date of such notice unless theretofore exercised. In connection with such notice, TriZetto may, in its discretion, accelerate or waive any deferred exercise period. A "Business Combination" occurs: i) upon the sale of more than 50% of TriZetto's assets ("Asset Sale"),
ii) through the adoption of a plan of merger, consolidation, share exchange or similar occurrence as a result of which the TriZetto stockholders, Option holders, and other equity security holders (existing at the time of the grant of Options to Optionee) own, in the aggregate, less than 50% of the equity securities (Common Stock, Preferred Stock, Options, warrants, debentures, any securities that are convertible into common or preferred stock, or any other equity securities) of TriZetto or surviving entity; or iii) through the adoption of a plan of merger, consolidation, share exchange or similar occurrence as a result of which the TriZetto stockholders, Option holders, and other equity security holders (existing at the time of the grant of Options to Optionee) own, in the aggregate, less than 50% of the voting stock of TriZetto or surviving entity.
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        6. ADMINISTRATION.

               A. COMPENSATION COMMITTEE. The Plan shall be administered by TriZetto's Compensation Committee. Two members of the Committee shall constitute a quorum for the transaction of business. If TriZetto's Board has not appointed the Compensation Committee, the term "Compensation Committee" shall refer to TriZetto's Board.

               B. COMPENSATION COMMITTEE'S AUTHORITY. Subject to the express provisions of the Plan, the Compensation Committee shall have the sole discretion and authority to determine from among eligible employees, directors, consultants and advisers, those to whom and the time at which Options may be granted, and the number of shares of Common Stock to be subject to each Option. Subject to the express provisions of the Plan, the Compensation Committee shall also have complete authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the details and provisions of each Stock Option Agreement required by paragraph 8 hereof, to determine whether an employee has been terminated for Cause for purpose of Paragraph 13.b., to determine whether a directorship or relationship with a consultant has been terminated for Cause, and to make all other determinations necessary or advisable in the administration of the Plan. The Compensation Committee's determination on any of the foregoing matters shall be conclusive.

        7. PARTICIPATION. Options may be granted to any employee, director, consultant or adviser of RIMS or any Affiliate, including officers and directors who are employees. Subject to the express provisions of the Plan, the Compensation Committee shall select individuals to whom Options shall be granted, the terms and provisions of the respective Option agreements (which need not be identical), the times at which such Options shall be granted, and the number of shares subject to each Option. An individual who has been granted an Option may, if such individual is otherwise eligible, be granted additional Options if the Compensation Committee shall so determine. Notwithstanding anything contained herein to the contrary, no member of the Compensation Committee may be granted Options under the Plan, except with the approval of the majority of the Board.

        8. GRANT OF OPTION. Each Option granted hereunder shall be evidenced by minutes of a meeting or the written consent of the Compensation Committee, and by a written Stock Option Agreement dated as of the date of the grant ("Grant Date"), executed by TriZetto and the grantee of the Option, which Agreement shall set forth such terms and conditions as may be determined by the Compensation Committee consistent with the Plan.

        9. OPTION PRICE. The guidelines for determination of the Option price of any Option granted under the Plan is set forth in Schedule 1.

        10.EXERCISE OF OPTION.

               A. TIME OF EXERCISE. The Compensation Committee, in granting Options hereunder, shall have the discretion to determine the terms upon which Options shall be exercisable (which shall be included in the Option Agreement), including the incremental dates of exercisability, acceleration provisions, and the right of TriZetto to issue shares in compliance with state and federal securities laws.

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All terms of such Agreement shall be subject to the applicable provisions of the
Plan. No Option shall be exercisable after the expiration of ten years and one day immediately following the Grant Date.

               B. MANNER OF EXERCISE. Options may be exercised in whole at any time to the extent exercisable, or in part from time to time with respect to whole shares only. Options shall be exercised by written notice of intent to exercise the Option with respect to a specified number of shares, which notice shall be delivered to TriZetto, attention of the Secretary, at its principal office, accompanied by payment in full of the Option price for the number of shares of Common Stock with respect to which the Option is then being exercised. In addition, if approved by the Compensation Committee, in lieu of cash, an Optionee may make payment for the shares in whole or in part by tendering to TriZetto whole shares of Common Stock owned by him and with the certificates therefore registered in his name. The value of such shares of Common Stock shall be the Fair Market Value.

        11. SECURITIES AND BLUE SKY MATTERS AND LIMITATIONS. At the time of grant or exercise of any Option, TriZetto may, for any reason, condition the grant or exercise of the Option upon delivery to TriZetto by the Optionee (or his or her heirs, legatees, or legal representative) of a written representation of present intention to purchase the shares for investment and not for distribution or resale and may impose any other condition the Compensation Committee deems desirable. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Optionee upon his or her exercise of part or all of the Option, and a stop transfer order may be placed with any transfer agent. If at any time TriZetto determines in its discretion, that it is necessary or desirable to list, register, or qualify the shares subject to an Option upon any securities exchange or under any state or federal law, or that consent or approval of any governmental regulatory body is necessary or desirable in connection therewith, the issue or purchase or shares under an Option may not be exercised in whole or in part but may be deferred unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to TriZetto. Notwithstanding anything in this Plan to the contrary, in the event TriZetto makes any public offering of its securities and determines in its sole discretion that it is necessary to reduce the number of granted but unexercised Stock Options so as to comply with any state securities or Blue Sky law limitation with respect thereto, the Compensation Committee shall have the right (a) to accelerate the dates on which Options granted hereunder may be exercised and (b) cancel any Options if they are not exercised within 14 days after notice to the holder of the Option.

        12.NON-TRANSFERABILITY OF OPTION. No Option shall be transferred by the holder thereof other than by will or the laws of the descent and distribution, and an Option may be exercised during the life of the holder of an Option only by such holder. The naming of a Designated Beneficiary does not constitute a transfer.

        13.TERMINATION OF RELATIONSHIP TO COMPANY/IMMEDIATE LAPSE.

               A. UNEXERCISED OPTIONS. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto may again be subject to reservation for an Option under the Plan.

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               B. TERMINATION OF EMPLOYMENT. In the event of the termination of the employment of an employee to whom an Option has been granted under the Plan that is either (i) for Cause; or (ii) voluntary on the part of the employee and without the written consent of TriZetto, any Option held by such employee under the Plan (whether exercisable or not), to the extent not theretofore exercised, shall immediately terminate.

               C. TERMINATION OF DIRECTORSHIP. In the event of the termination of the directorship of a director to whom an Option has been granted under the Plan due to the director's voluntary resignation or removal from TriZetto's Board of Directors for Cause, any Option held by such director under the Plan (whether exercisable or not), to the extent not theretofore exercised, shall immediately terminate.

               D. TERMINATION OF OTHER RELATIONSHIP. In the event of a final, written termination of RIMS's relationship with a consultant or adviser to whom an Option has been granted under the Plan for Cause, or termination of the relationship due to the consultant's voluntary disassociation from TriZetto by failing to provide services TriZetto within a 90 day period (other than as set forth in Paragraph 14a,) any Option held by such consultant or adviser (whether exercisable or not), to the extent not theretofore exercised, shall immediately terminate as of the date of the written notification from TriZetto of the termination for Cause or of the disassociation.

        14.TERMINATION OF EMPLOYMENT, DEATH, DISABILITY/LAPSE AFTER GRACE
PERIOD.

               A. TERMINATION BY REASON OF DEATH OR PERMANENT DISABILITY. In the event of the death or Permanent Disability of a Participant (whether employee, director, consultant or adviser) his or her Option (whether then exercisable or not) may be exercised (in whole or in part) by the Participant, the Participant's Designated Beneficiary, or, if no Designated Beneficiary has been appointed, then a legatee or legatees of such Option under the Participant's will, or the Participant's personal representative, may exercise the Participant's Option at any time within a period of 90 days after the Participant's death or determination of Permanent Disability, but not after expiration of the term of the Option. The Participant's Option shall lapse if not exercised during the 90 day period. In the case of an employee, Permanent Disability shall be determined by a licensed physician appointed by the Compensation Committee. In the case of a director, consultant or adviser, Permanent Disability shall be determined by the Participant's personal physician.

               B. OTHER TERMINATION OF COMPANY RELATIONSHIP. In the event of termination of the Participant's relationship to TriZetto, (such as in the case of a director not being elected to a new term of office or TriZetto's failing to use the services of the consultant within the 90 day period), other than due to termination specified in Paragraph 13(b),(c) or (d) hereof, the Participant may exercise such Option at any time within 30 days after termination of employment to the extent the Option was exercisable at the date of termination, or at such other time as the Compensation Committee shall authorize, but in no event after expiration of the term of the Option period. The Participant's Option shall lapse at the end of the 30 day period or such other period, if any, that the Compensation Committee has authorized.

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        15.NO ADDITIONAL RIGHTS CREATED OR CONFERRED.

               A. EMPLOYMENT RIGHTS. Neither the establishment nor any continuance of the Plan, nor the granting of Options thereunder, shall be construed as conferring any legal rights upon any eligible employee or other employee for a continuation of employment, nor shall such establishment, continuance, or granting of Options interfere with the rights of TriZetto to discharge any eligible employee or other employee.

               B. DIRECTORSHIP RIGHTS. Neither the establishment nor any continuance of the Plan, nor the granting of Options hereunder shall be construed as conferring any legal rights upon any director for a continuation of directorship, nor shall such establishment, continuance, or granting of Options interfere with the rights of the TriZetto's stockholders to remove any director or to fail or refuse to re-elect a director at the expiration of his or her term.

               C. OTHER RELATIONSHIPS. Neither the establishment nor any continuance of the Plan, nor the granting of Options thereunder, shall be construed as creating an employer-employee relationship or in any way changing the status of the consultant or adviser as an independent contractor TriZetto; nor shall such establishment, continuance, or granting of Options interfere with the rights of TriZetto to terminate the services of the consultant or adviser at any time.

        16.ADJUSTMENTS FOR CHANGES IN CAPITALIZATION. In the event that the Compensation Committee determines that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants, or rights offering to purchase Common Stock at a price substantially below Fair Market Value, or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Compensation Committee shall equitably adjust any or all of (i) the number and kind of shares in respect of which Options may be granted under the Plan, (ii) the number and kind of shares subject to outstanding Options, and
(iii) the award, exercise or conversion price with respect to any of the foregoing. However, as set forth in Paragraph 5 above, in the event of a Business Combination, in lieu of the foregoing, TriZetto may upon written notice to Optionee provide that the Options shall terminate on a date not less than 14 days after the date of such notice unless theretofore exercised.

        17.RIGHTS OF STOCKHOLDER. An Optionholder or a transferee of an Option shall have no rights as a stockholder with respect to any shares subject to such Option prior to the purchase of such shares by exercise of such Option as provided herein.

        18.TERMINATION, AMENDMENT, AND MODIFICATION OF THE PLAN. The Compensation Committee may at any time terminate or may at any time, from time to time, amend or modify the Plan in any respect, subject to stockholder approval as required by law. Unless the Plan is thus terminated by the Compensation Committee, it shall terminate on January 1, 2009, with no further Options granted hereunder. No amendment, modification, or termination of the Plan for any reason shall (a) change or impair any Option previously granted without the consent of the Optionee; (b) increase the maximum number of shares which may be purchased pursuant to the Plan without the approval TriZetto's Board; or

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(c) change the Option period or increase the time limitations on the grant of
Options without the approval of the TriZetto's Board.

        19.DEFINITIONS.

               A. "Affiliate" means any business entity in which TriZetto owns directly or indirectly 50% or more of the total combined voting power or has a significant financial interest as determined by the Compensation Committee.

               B. "Board of Directors" means TriZetto's Board of Directors.

               C. "Cause" means the Participant's engaging in any act constituting fraud or dishonesty relating to TriZetto; the Participant's serious, substantial and persistent failure to perform his duties or to follow the written directions of TriZetto's Board of Directors; the Participant's serious, substantial and persistent wrongdoing or misconduct resulting in substantial injury to the interests of TriZetto; or intentional breach of the terms of the Confidentiality or Non-Competition provisions of the Participant's written employment agreement, if any.

               D. "Common Stock" means the common stock, $0.001 par value, of TriZetto.

               E. "Compensation Committee" means a Compensation Committee of not less than two members of TriZetto's Board of Directors appointed by TriZetto's Board of Directors to administer the Plan.

               F. "Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Compensation Committee, to exercise rights of the Participant in the event of the Participant's death or disability.

               G. "Director" means a member of TriZetto's Board of Directors.

               H. "Fair Market Value" means, if the shares are listed on any national securities exchange, the closing price on the most recent trade date immediately prior to the valuation date. If the shares are not then listed on any such exchange, the Fair Market Value of such share shall be the most recent exercise price per share set by the Compensation Committee based upon the guidelines established in Paragraph 3(B) of Schedule 1 to this Plan.

               I. "Option" means the non-statutory stock Option subject to the Plan.

               J. "Participant" means a person selected by the Compensation Committee to receive an Option under the Plan.

               K. "Permanent disability" means a mental or physical condition which renders a Participant unable or incompetent to carry out tasks or hold the responsibilities he or she held or was assigned at the time the disability was incurred.

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               L. "Plan" means RIMS Stock Option Plan set forth herein.

               M. "RIMS" means Resource Information Management Systems, Inc.

               N. "TriZetto" means The TriZetto Group, Inc. and each of its wholly-owned subsidiaries and Affiliates.

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                         SCHEDULE 1 TO STOCK OPTION PLAN


1. PURPOSE. This Schedule 1 provides guidance for setting exercise ("strike") prices for Options issued under the RIMS Stock Option Plan.

2. STRIKE PRICE CONCEPTS. The strike price must be set at a level that equals or exceeds the Estimated Market Value of the Common Stock as of the date of the grant.

3. ESTIMATED MARKET VALUE FORMULA. Per share Estimated Market Value/share will be determined as follows:

        A. If the Common Stock is publicly traded on a national stock exchange or over-the-counter, Estimated Market Value/share shall be the price per share of TriZetto Common Stock paid in the last trade on the trading day immediately prior to the Grant Date.

        B. If the Common Stock is not publicly traded on a national stock exchange or over-the-counter, Estimated Market Value will be determined by the Compensation Committee. The Compensation Committee will determine such per share price based upon all circumstances at the time of the determination. Such determination may be guided by the following: a review of two or more publicly traded companies comparable in size and product/service offerings as TriZetto, or, if no market comparable company information is available, upon the "Corporate Value" of TriZetto divided by "Diluted Shares Outstanding".

4.      DEFINITIONS.

        A. "Corporate Value" shall mean: "Tangible Book Value" plus ten times the average of the annual net income determined in accordance with generally accepted accounting principles and reflected in TriZetto 's consolidated financial statements in the three years ended on the 31st of the December immediately preceding the date of grant.

        B. "Tangible Book Value" shall mean total assets minus total liabilities minus intangible assets as of December 31 immediately proceeding the date of grant, all determined in accordance with generally accepted accounting principles.

        C. "Diluted Shares Outstanding" shall mean the total of all shares of all classes of Common Stock that are outstanding as of the Grant Date, plus all shares of all classes of Common Stock that would be outstanding if all outstanding Options were exercised and all existing convertible securities of any type were converted into Common Stock as of the Grant Date.